UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2026

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026 (the “Grant Date”), the Board of Directors (the “Board”) of Applied Digital Corporation, a Nevada corporation (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “ Compensation Committee”), unanimously approved the grant of 4,500,000 performance stock units (“PSUs”) and 1,500,000 restricted stock units (the “RSUs”) to Wes Cummins, Chairman and Chief Executive Officer of the Company, under the Company’s 2024 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). Each PSU and RSU represents a right to receive one share of the Company’s common stock upon vesting, subject to the terms and conditions described below. These awards are intended to be in lieu of any future equity awards to Mr. Cummins for the next five years (unless there are unexpected changes in the Company’s business or other unforeseen factors that the Board or the Compensation Committee determines would make it in the best interests of the Company and its stockholders to grant additional equity awards to Mr. Cummins), are structured to further align Mr. Cummins’ total compensation with the Company’s continued growth and would (in the case of the PSUs) require significant value creation for the Company’s stockholders before any value from the grant can be realized by Mr. Cummins, as further described below.

Background

Since the Company’s pivot in its business strategy and becoming one of the leading designers, builders, and operators of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads, the Company has delivered strong stockholder returns. The Company’s stock price in calendar year 2025 alone increased by approximately 214%. The Company also reached a significant milestone in 2025, by leasing the full capacity of its first 400MW high performance computing (HPC) data center in Ellendale, North Dakota to a hyperscaler tenant, as well as signing a lease for 200MW of its Harwood, North Dakota campus (which is in early construction phases) with an investment grade hyperscaler tenant. The Company has already begun to recognize revenue with respect to the Ellendale data center and expects its revenue to increase significantly from its previous levels in calendar year 2026, as additional facilities are brought online. The Board believes that Mr. Cummins’ leadership has been and continues to be a key factor in the Company’s ongoing success, that the Company continues to have tremendous growth potential, and that a long-term program motivating Mr. Cummins to realize that growth potential is in the best interests of the Company and its stockholders. In approving the PSUs and RSUs, the Board recognized, among other things, the blend of leadership, experience, and knowledge of the Company’s industry and business that Mr. Cummins brings to the Company and the continued importance of Mr. Cummins’ role as the individual who identifies strategic priorities, leads the execution of the Company’s long-term strategy, and drives long-term value for the Company and its stockholders.

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The Board believes that the PSUs and RSUs are appropriate awards because of the importance of retaining and incentivizing Mr. Cummins to lead the Company to sustained, long-term financial and operational performance. The Board believes the PSUs and RSUs best align the interests of Mr. Cummins with those of the Company and its stockholders, as (i) the value, if any, that Mr. Cummins would realize from the PSUs will require significant value creation for all stockholders; and (ii) the maximum value, if any, that Mr. Cummins would realize from the RSUs will require Mr. Cummins to remain employed with the Company in a role approved by the Board for the five years after the Grant Date (other than in connection with certain terminations of employment, as described below). The Board believes that any dilution to the Company’s stockholders resulting from the vesting of the RSUs is minimal as the RSU award represents less than 0.6% of the shares outstanding as of the Grant Date, and such dilution is reasonable in light of the benefits to the Company and its stockholders of retaining Mr. Cummins for the duration of the five-year vesting period. In addition, the Board believes that because the PSU award represents approximately 1.6% of the shares outstanding as of the Grant Date, the dilutive effect on the stockholders is reasonable given the increase in stockholder value that would be represented by achievement of the stock price milestones. In designing the PSUs and RSUs, the Compensation Committee was advised by an independent compensation consultant.

Terms of the PSUs and RSUs

The PSUs are eligible to vest based on the achievement of stock price hurdles, measured based on the Company’s average closing price per share over a 90 consecutive calendar day period (the “Average Closing Price”), as set forth in the table below. The PSUs will only be earned and vest if the Average Closing Price equals or exceeds the applicable stock price hurdle on a date that is on or before the five-year anniversary of the Grant Date, subject to Mr. Cummins’ continued full-time employment with the Company in a role approved by the Board on the applicable vesting date.

Company Average Closing Price	PSUs Eligible to Vest
$50.00	1,500,000
$75.00	1,500,000
$100.00	1,500,000

Upon a Change in Control, the Average Closing Price will be deemed to be the price per share ascribed to the Company’s common stock in such Change in Control, as determined by the Compensation Committee, and:

●	Any PSUs for which the applicable stock price hurdle has not been met will be automatically forfeited without consideration.

●	Any PSUs which are unvested and for which the stock price hurdle is met in connection with such Change in Control will accelerate and vest.

●	If the Average Closing Price in connection with such Change in Control falls between any two stock price hurdles, the number of PSUs that will accelerate and vest will be determined by linear interpolation between such hurdles.

Upon Mr. Cummins’ termination due to death, Disability, without Cause, for Good Reason, or due to the Company’s non-renewal of Mr. Cummins’ employment Term (each, as defined in Mr. Cummins’ employment agreement with the Company dated October 10, 2024 (the “Cummins Employment Agreement”)), the PSUs shall remain outstanding and continue to be eligible to vest for twelve months after Mr. Cummins’ termination, or if earlier, until the five-year anniversary of the grant date, in the event that the applicable stock price hurdles are achieved, after which the PSUs, to the extent unvested, will be forfeited. In the event of a Change in Control following any such termination, vesting of any then-unvested PSUs shall be determined as set forth above with respect to a Change in Control, and any PSUs that do not vest shall be forfeited.

Shares of common stock issued with respect to the PSUs may not be transferred for two years from the date of issuance, other than shares withheld in respect of tax withholding obligations, or shares transferred by Mr. Cummins for estate planning purposes.

The RSUs are subject to vesting as follows: 300,000 of the RSUs shall vest on the one-year anniversary of the Grant Date (the “Cliff Date”), and the remainder will vest in equal instalments of 150,000 every six months after the Cliff Date, such that the RSUs will be fully vested on the five-year anniversary of the Grant Date. Upon Mr. Cummins’ termination for Cause, for Good Reason, or due to the Company’s non-renewal of Mr. Cummins’ employment Term, subject to the terms and conditions of the Cummins Employment Agreement, 50% of the outstanding and unvested RSUs will accelerate and become vested and the balance will be forfeited or, in the event of a Change in Control Termination (as defined in the Cummins Employment Agreement), 100% of the outstanding and unvested RSUs will accelerate and become vested.

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The PSUs and the RSUs shall be subject to forfeiture at the election of the Company, without payment of consideration, in the event Mr. Cummins breaches Section 5 of the Cummins Employment Agreement (Restrictive Covenants), or any other agreement between Mr. Cummins and the Company with respect to non-competition, non-solicitation, no-hire, non-disparagement, assignment of inventions and contributions and/or non-disclosure obligations. The PSUs and RSUs will also be subject to the Company’s Clawback Policy, as in effect from time to time.

The foregoing description of the PSUs and RSUs does not purport to be complete and is qualified in its entirety by the full text of the Performance Stock Unit Agreement evidencing the PSUs and Restricted Stock Unit Agreement evidencing the RSUs, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective datacenter campus development, (ii) statements about the high-performance computing (HPC) industry, (iii) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and high performance compute infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave and at our Polaris Forge 2 campus and future tenants; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Performance Stock Unit Award, dated January 6, 2026, by and between Applied Digital Corporation and Wes Cummins.
10.2	Restricted Stock Unit Award, dated January 6, 2026, by and between Applied Digital Corporation and Wes Cummins.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 8, 2026	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer

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